CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 3, 1999, on the March 31, 1999 financial statements of S&P 500 Index Portfolio of the SEI Index Funds, included in the previously filed Form N-30D of the SEI Index Funds dated May 27, 2000, and to all references to our firm included in or made part of The Pillar Funds Post-Effective Amendment No. 21 to the Registration Statement File No. 33-44712.

/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
April 24, 2000